Exhibit 99.1

GlobalWise Investments, Inc.

Columbus, Ohio

www.GlobalWiseInvestments.com

614-388-8909

Contact@GlobalWiseInvestments.com

Mission Investor Relations

Atlanta, Georgia

http://www.MissionIR.com

404-941-8975

Investors@MissionIR.com

GlobalWise Announces Appointment of Kendall D. Gill to Chief Financial Officer Position

COLUMBUS, OH, September 27, 2012 – GlobalWise Investments, Inc. (OTCBB: GWIV) (OTCQB: GWIV) (www.GlobalWiseInvestments.com) (“GlobalWise”) and its wholly owned subsidiary Intellinetics, Inc., a leading-edge technology company focused on the design, implementation and management of cloud-based Enterprise Content Management (“ECM”) systems in both the public and private sectors, today announced the appointment of Kendall “Ken” D. Gill as Chief Financial Officer of GlobalWise, replacing Matthew L. Chretien in that role. Mr. Chretien remains a member of the Board of Directors of GlobalWise, in addition to remaining as the Executive Vice President, Chief Technology Officer and Treasurer of GlobalWise.

Mr. Gill brings over 40 years of experience in the fields of public accounting and finance, in addition to business development and various entrepreneurial endeavors. His prior roles include serving as Audit Manager at Coopers and Lybrand, where he also functioned as an accounting instructor at the Coopers and Lybrand National Schools throughout the United States. In addition, Mr. Gill has been CFO of companies within several different industries, including restaurant, automotive and chemical. Most recently, Mr. Gill has served as an accounting contractor to GlobalWise to assist in the transformation from a privately owned company to publicly held company.

“We are proud to announce Ken Gill as Chief Financial Officer of GlobalWise,” stated William J. “BJ” Santiago, CEO of GlobalWise. “Ken has a wealth of public accounting experience across a wide variety of sectors and disciplines. During the past 12 months, Ken, as an accounting contractor, has been a key part of meeting our accounting and financial responsibilities. Ken did a fantastic job in working with our legal, audit and SEC compliance teams to prepare us to enter the public market.”

“I am excited to formally join the GlobalWise team as CFO and to continue working with the senior management team,” said Ken Gill, CFO of GlobalWise.

In addition, Mr. Gill is a decorated US States Army officer, having served in Vietnam with the 173rd Airborne and acted as a senior advisor to the Vietnamese Airborne, Military and Government during the conflict.

About GlobalWise Investments, Inc.

GlobalWise Investments, Inc., via its wholly owned subsidiary Intellinetics, Inc., is a Columbus, Ohio based Enterprise Content Management (ECM) pioneer with industry-leading software that delivers cloud ECM based solutions on-demand. The Company’s flagship platform, IntellivueTM, represents a new industry benchmark and game-changing solution by enabling clients to access and manage the content of every scanned document, file, spreadsheet, email, photo, audio file or video tape – virtually anything that can be digitized – in their enterprise from any PC, laptop, tablet or smartphone from anywhere in the world.

For additional information, please visit the Company’s corporate website: www.GlobalWiseInvestments.com

This press release may contain “forward-looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results. The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

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